Exhibit 99.01
Green Dot Reports First Quarter 2011 Financial Results
Monrovia, CA — April 28, 2011 — Green Dot Corporation (NYSE: GDOT), a leading prepaid financial services company, today reported financial results for its first quarter ended March 31, 2011.
“We are very pleased with our first quarter results. In fact, we set new company records in many of our key financial and operational metrics. In Q1 we reported a 33% increase in non-GAAP total operating revenues to $123.2 million, a 27% increase in non-GAAP net income to $17.5 million and non-GAAP diluted earnings per share of $0.39,” said Steve Streit, Green Dot’s Chairman and Chief Executive Officer.
GAAP financial results for the first quarter of 2011 compared to the first quarter of 2010:
•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 26% to $117.3 million for the first quarter of 2011 from $92.8 million for the first quarter of 2010

•	GAAP net income was $12.7 million for the first quarter of 2011 compared to $12.8 million for the first quarter of 2010

•	GAAP basic and diluted earnings per common share were $0.30 and $0.29, respectively, for the first quarter of 2011 and $0.34 and $0.27, respectively, for the first quarter of 2010
Non-GAAP financial results for the first quarter of 2011 compared to the first quarter of 2010:1
•	Non-GAAP total operating revenues[1] increased 33% to $123.2 million for the first quarter of 2011 from $92.8 million for the first quarter of 2010

•	Non-GAAP net income[1] increased 27% to $17.5 million for the first quarter of 2011 from $13.8 million for the first quarter of 2010

•	Non-GAAP diluted earnings per share[1] was $0.39 for the first quarter of 2011 and $0.31 for the first quarter of 2010

•	EBITDA plus employee stock-based compensation expense and stock-based retailer incentive compensation expense (adjusted EBITDA1) increased 12% to $30.8 million for the first quarter of 2011 compared to $27.5 million for the first quarter of 2010
Key business metrics for the quarter ended March 31, 2011:
•	Number of general purpose reloadable (GPR) debit cards activated was 2.21 million for the first quarter of 2011, an increase of 23% over the first quarter of 2010

•	Number of cash transfers was 7.98 million for the first quarter of 2011, an increase of 35% over the first quarter of 2010

•	Number of active cards (as of quarter end) was 4.28 million, an increase of 27% over the first quarter of 2010

•	Gross dollar volume was $4.6 billion for the first quarter of 2011, an increase of 62% over the first quarter of 2010

[1]	Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated statements of cash flows. Additional information about the Company’s non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Refer to the Company’s Annual Report on Form 10-K for a description of these key business metrics.
“Our results in the first quarter show that our customers continue to incorporate our products into their everyday lives and are using them more frequently. An example of that is our 62% year-over-year increase in GDV to $4.6 billion in Q1 2011. This increase far outpaced the growth in our active cards and cash transfers because customers are increasing the average amount of money that they load to their cards,” said John Keatley, Green Dot’s Chief Financial Officer.
The following tables show the Company’s quarterly key business metrics for each of the last eight calendar quarters:

	Q1	Q4	Q3	Q2	Q1
	2011	2010	2010	2010	2010
		(in millions)
Number of GPR cards activated	2.21	1.53	1.47	1.48	1.79
Number of cash transfers	7.98	7.26	6.89	6.41	5.93
Number of active cards (as of quarter end)	4.28	3.40	3.28	3.24	3.37
Gross dollar volume	$4,609	$2,672	$2,516	$2,375	$2,846
Conference Call
The Company will host a conference call to discuss first quarter 2011 financial results today at 4:30 pm ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company’s investor relations website. Hosting the call will be Steve Streit, chief executive officer, and John Keatley, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 941-1429, or for international callers (480) 629-9666. A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or for international callers (858) 384-5517; the conference ID is 4432024. The live call and the replay, along with supporting materials, can also be accessed through the Company’s investor relations website at http://ir.greendot.com/. A replay of the webcast will be available for 30 days.
Forward-Looking Statements
This earnings release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected are discussed in greater detail in the Company’s Securities and Exchange Commission filings, including its annual report on Form 10-K, which is available on the Company’s investor relations website at http://ir.greendot.com/ and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of April 28, 2011, and the Company assumes no obligation to update this information as a result of future events or developments.

About Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude net interest income, income tax expense, depreciation and amortization, employee stock-based compensation expense and stock-based retailer incentive compensation expense. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share data, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with accounting principles generally accepted in the United States of America, and should be read only in conjunction with the Company’s financial measures prepared in accordance with GAAP. The Company’s non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company’s management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and make operating decisions. For additional information regarding the Company’s use of non-GAAP financial measures and the items excluded by the Company from one or more of its non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company’s non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company’s website at http://ir.greendot.com/.
About Green Dot
Green Dot is a leading prepaid financial services company providing simple, low-cost and convenient money management solutions to a broad base of U.S. consumers. Green Dot also owns and operates the Green Dot Network, the nation’s leading prepaid card reload network. Green Dot products are available online at www.greendot.com and at approximately 55,000 retail stores, including Walmart, Walgreens, CVS, Rite Aid, 7-Eleven, Kroger, Kmart, Meijer, and Radio Shack. Green Dot is headquartered in the greater Los Angeles area. For more details, visit www.greendot.com.
Contacts
Investor Relations
Don Duffy, 626-739-3942
IR@greendot.com
Media Relations
Liz Brady, 646-277-1226

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31, 2011	December 31, 2010
	(Unaudited)
	(In thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$192,736	$167,503
Investment securities, available-for-sale	7,983	—
Settlement assets	19,133	19,968
Accounts receivable, net	30,871	33,412
Prepaid expenses and other assets	8,414	8,608
Income tax receivable	8,670	15,004
Net deferred tax assets	4,937	5,398

Total current assets	272,744	249,893

Restricted cash	10,294	5,135
Accounts receivable, net	2,452	2,549
Prepaid expenses and other assets	704	643
Property and equipment, net	19,659	18,034
Deferred expenses	7,976	9,504

Total assets	$313,829	$285,758

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,259	$17,625
Settlement obligations	19,133	19,968
Amounts due to card issuing banks for overdrawn accounts	38,238	35,068
Other accrued liabilities	24,375	21,633
Deferred revenue	14,677	17,214

Total current liabilities	116,682	111,508

Other accrued liabilities	3,634	3,737
Deferred revenue	38	44
Net deferred tax liabilities	5,010	5,338

Total liabilities	125,364	120,627

Stockholders’ equity:
Class A common stock, $0.001 par value; 100,000 shares authorized as of March 31, 2011 and December 31, 2010; 23,906 and 14,762 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	22	13
Class B convertible common stock, $0.001 par value, 100,000 shares authorized as of March 31, 2011 and December 31, 2010; 18,109 and 27,091 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	18	27
Additional paid-in capital	106,068	95,433
Retained earnings	82,359	69,658
Accumulated other comprehensive loss	(2)	—

Total stockholders’ equity	188,465	165,131

Total liabilities and stockholders’ equity	$313,829	$285,758

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2011	2010
	(In thousands, except per share data)
Operating revenues:
Card revenues	54,324	$42,158
Cash transfer revenues	31,149	22,782
Interchange revenues	37,714	27,879
Stock-based retailer incentive compensation*	(5,880)	—

Total operating revenues	117,307	92,819

Operating expenses:
Sales and marketing expenses	42,539	26,039
Compensation and benefits expenses	21,137	16,260
Processing expenses	19,733	14,680
Other general and administrative expenses	13,393	11,755

Total operating expenses	96,802	68,734

Operating income	20,505	24,085
Interest income	103	72
Interest expense	(1)	(23)

Income before income taxes	20,607	24,134
Income tax provision	7,906	11,319

Net income	12,701	$12,815
Allocated earnings of preferred stock	—	(8,444)

Net income allocated to common stockholders	12,701	$4,371

Basic earnings per common share:
Class A common stock	$0.30	$—

Class B common stock	$0.30	$0.34

Basic weighted-average common shares issued and outstanding
Class A common stock	17,525	—

Class B common stock	22,537	12,913

Diluted earnings per common share:
Class A common stock	$0.29	$—

Class B common stock	$0.29	$0.27

Diluted weighted-average common shares issued and outstanding
Class A common stock	42,481	—

Class B common stock	24,945	15,982

*	Represents the recorded fair value of the shares for which the Company’s right to repurchase lapsed during the specified period pursuant to the terms of the agreement under which the Company issued 2,208,552 shares of its Class A common stock to Wal-Mart Stores, Inc. Refer to footnote 2 below and the Company’s Annual Report on Form 10-K for more information.

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,
	2011	2010
	(In thousands)
Operating activities
Net income	$12,701	$12,815
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,531	1,563
Provision for uncollectable overdrawn accounts	13,398	9,091
Employee stock-based compensation	1,861	1,842
Stock-based retailer incentive compensation	5,880	—
Provision for uncollectible trade receivables	4	8
Impairment of capitalized software	232	13
Deferred income taxes	107	—
Excess tax benefits on the exercise of employee stock options	(1,363)	—
Changes in operating assets and liabilities:
Settlement assets	835	11,777
Accounts receivable, net	(10,764)	(9,371)
Prepaid expenses and other assets	108	1,062
Deferred expenses	1,528	2,064
Accounts payable and accrued liabilities	6,303	1,126
Settlement obligations	(835)	(11,777)
Amounts due issuing bank for overdrawn accounts	3,170	4,895
Deferred revenue	(2,543)	(1,755)
Income tax payable/receivable	7,723	10,108

Net cash provided by operating activities	40,876	33,461

Investing activities
Purchases of available-for-sale securities	(7,985)	—
(Increase) decrease in restricted cash	(5,159)	9,976
Payments for acquisition of property and equipment	(5,393)	(2,907)

Net cash (used in) provided by investing activities	(18,537)	7,069

Financing activities
Proceeds from exercise of warrants and employee stock options	1,531	300
Excess tax benefits on the exercise of employee stock options	1,363	—

Net cash provided by financing activities	2,894	300
Net increase in unrestricted cash and cash equivalents	25,233	40,830
Unrestricted cash and cash equivalents, beginning of period	167,503	56,303

Unrestricted cash and cash equivalents, end of period	$192,736	$97,133

Cash paid for interest	$—	$20
Cash paid for income taxes	$76	$1,210

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
	(in thousands)
Reconciliation of total operating revenues to non-GAAP total operating revenues
Total operating revenues	$117,307	$92,819
Stock-based retailer incentive compensation (2)(3)	5,880	—

Non-GAAP total operating revenues	$123,187	$92,819

Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
	(in thousands, except per share data)
Reconciliation of net income to non-GAAP net income
Net income	$12,701	$12,815
Employee stock-based compensation expense, net of tax (4)	1,147	978
Stock-based retailer incentive compensation, net of tax (2)	3,624	—

Non-GAAP net income	$17,472	$13,793

Diluted earnings per share*
GAAP	$0.29	$0.27
Non-GAAP	$0.39	$0.31

Diluted weighted-average shares issued and outstanding**
GAAP	42,481	15,982
Non-GAAP	44,353	40,924

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.

**	Diluted weighted-average Class A shares issued and outstanding and diluted weighted-average Class B shares issued and outstanding are the most directly comparable GAAP measure for periods ending in 2011 and 2010, respectively.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding (1)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
	(in thousands)
Reconciliation of GAAP to non-GAAP diluted weighted-average shares issued and outstanding
Diluted weighted-average shares issued and outstanding*	42,481	15,982
Assumed conversion of weighted-average shares of preferred stock	—	24,942
Weighted-average shares subject to repurchase	1,872	—

Non-GAAP diluted weighted-average shares issued and outstanding	44,353	40,924

*	Represents the number of shares of Class A common stock for periods ending in 2011 and shares of Class B common stock for periods ending in 2010.

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding
(Unaudited)

	Three Months Ended March 31,
	2011	2010
	(in thousands)
Supplemental detail on non-GAAP diluted weighted-average shares issued and outstanding
Stock outstanding as of March 31:
Class A common stock	23,906	—
Class B common stock	18,109	12,942
Preferred stock	—	24,942

Total stock outstanding as of March 31	42,015	37,884
Weighting adjustment	(81)	(29)
Dilutive potential shares:
Stock options	2,411	2,801
Warrants	—	268
Employee stock purchase plan	8	—

Non-GAAP diluted weighted-average shares issued and outstanding	44,353	40,924

Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
	(in thousands)
Reconciliation of net income to adjusted EBITDA
Net income	$12,701	$12,815
Interest income, net	(102)	(49)
Income tax expense	7,906	11,319
Depreciation and amortization	2,531	1,563
Employee stock-based compensation expense (3)(4)	1,861	1,842
Stock-based retailer incentive compensation (2)(3)	5,880	—

Adjusted EBITDA	$30,777	$27,490

Non-GAAP total operating revenues	$123,187	$92,819

Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	25.0%	29.6%

(1)	To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:
•	stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge results from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP 2010 and future total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to and after May 2010 and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its month-end stock prices and thus provides insight on the operating revenues directly associated with those core operations;

•	the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $1.9 million and $1.8 million for the three months ended March 31, 2011 and 2010, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

•	adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense, that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

•	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:
•	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

•	for planning purposes, including the preparation of the Company’s annual operating budget;

•	to allocate resources to enhance the financial performance of the Company’s business;

•	to evaluate the effectiveness of the Company’s business strategies; and

•	in communications with the Company’s board of directors concerning the Company’s financial performance.

The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:
•	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

•	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	that these measures do not reflect interest expense or interest income;

•	that these measures do not reflect cash requirements for income taxes;

•	that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

•	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.
(2)	This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. Prior to the three months ended June 30, 2010, the Company did not record stock-based retailer incentive compensation expense. The Company will, however, continue to incur this expense through May 2015. In future periods, the Company does not expect this expense will be comparable from period to period due to changes in the fair value of its Class A common stock. The Company will also have to record additional stock-based retailer incentive compensation expense to the extent that a warrant to purchase its Class B common stock vests and becomes exercisable upon the achievement of certain performance goals by PayPal. The Company does not believe these non-cash expenses are reflective of ongoing operating results.
(3)	The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.
(4)	This expense consists primarily of expenses for employee stock options. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.